Exhibit 99.1

NextTrip Secures $3 Million Line of Credit from Chairman to Support Growth and Operations

New Facility Provides Enhanced Financial Flexibility to Achieve Near-Term Strategic Initiatives and Growth Opportunities in 2025

Santa Fe, NM – May 8, 2025 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a technology-forward travel company redefining how people discover, plan, and book travel, today announced it has secured a $3 million revolving line of credit from its Chairman to support the Company’s ongoing growth and operational plans.

The facility, which carries a two-year term, is expected to be used for general working capital purposes. The Company believes this funding mechanism provides meaningful financial flexibility to support critical near-term initiatives and minimize the need for potential shareholder dilution.

The Company intends to use drawdowns to accelerate marketing efforts across NextTrip’s travel booking and media channels, support key product launches, and fund the continued development and integration of its technology platform and recent acquisitions. The line of credit is also expected to support targeted revenue-generating projects and strategic growth opportunities throughout 2025.

“We greatly appreciate the Chairman’s continued support and belief in NextTrip’s long-term vision,” said Bill Kerby, Chief Executive Officer of NextTrip. “This provides timely capital to allow us to execute our key strategic priorities, including enhancing our technology stack, increasing product awareness, and driving customer acquisition, while preserving shareholder value.”

NextTrip remains focused on leveraging its proprietary booking technology, media assets, and white-label solutions to build a scalable platform that delivers value to travelers, partners, and shareholders alike.

About NextTrip

NextTrip (NASDAQ: NTRP) is a technology-forward travel company redefining how people discover, plan, and book travel. By combining modern booking tools with immersive media and content, NextTrip offers a comprehensive suite of solutions across cruises, group travel, luxury getaways, and vacation rentals. The Company’s innovative platforms, including its FAST (Free Ad-Supported Streaming TV) channels and travel-focused media brands, engage and inspire travelers during the discovery phase, driving informed decisions and seamless bookings. With a growing portfolio of B2C and B2B offerings, NextTrip delivers personalized, end-to-end travel experiences for consumers and strategic value for industry partners. For more information or to book a trip, visit www.nexttrip.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, the Company’s ability to effectively integrate recently acquired businesses and partnered offerings with its own business; the Company’s continued development efforts related to its various platforms; changes in the Company’s business strategy; market acceptance and use of the Company’s platforms; changes in travel, and in particular cruise and group travel, trends; changes in domestic and foreign business, market, financial, political and legal conditions; unanticipated conditions that could adversely affect the Company; the overall level of consumer demand for NextTrip’s products/services; general economic conditions and other factors affecting consumer confidence, preferences, and behavior in the travel industry; disruption and volatility in the global currency, capital, and credit markets; the financial strength of NextTrip’s customers; NextTrip’s ability to raise additional capital to fund its operations; NextTrip’s ability to successfully implement its business strategy; stability of consumer demand for NextTrip’s products; any breaches of, or interruptions in, NextTrip’s information systems; fluctuations in the price, availability and quality of products as well as foreign currency fluctuations; NextTrip’s ability to maintain its Nasdaq listing; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. NextTrip disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact NextTrip’s forward-looking statements, please see disclosures contained in the company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024 filed with the SEC on September 4, 2024 and our other filings with the SEC which may be viewed at www.sec.gov.

Contacts

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

NTRP@mzgroup.us

www.mzgroup.us